AMENDMENT TO PARTICIPATION AGREEMENT
		   ------------------------------------


	Amendment dated as of June 1, 2011 to the Participation Agreement, dated September 30, 2009, by and among SYMETRA LIFE INSURANCE COMPANY, COLUMBIA FUNDS VARIABLE INSURANCE TRUST I, COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC (assignee of COLUMBIA MANAGEMENT ADVISORS LLC) and COLUMBIA MANAGEMENT INVESTMENT DISTIBUTORS, INC. (assignee of COLUMBIA FUNDS DISTRIBUTOR, INC.) (the "Agreement").

	The parties to the Agreement hereby agree to amend the Agreement as follows:

	1.	Schedule B of the Agreement is hereby deleted in its entirety
		and replaced with the attached Schedule B.

	2.	All other terms and provision of the Agreement not amended
		herein shall remain in full force and effect.

	IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.


SYMETRA LIFE INSURANCE COMPANY


By:   /s/Linda C. Mahaffey
Name:  Linda C. Mahaffey
Title:  Senior Vice President


COLUMBIA FUNDS VARIABLE INSURANCE TRUST I


By: /s/ J. Kevin Connaughton
Name:  J. Kevin Connaughton
Title:  President


COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:  /s/ Beth Brown
Name:  Beth Brown
Title:  SVP, Head of Intermediary Dist


COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.
By its authorized officer,

By:  /s/ Beth Brown
Name:  Beth Brown
Title:  SVP, Head of Intermediary Dist

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                                 SCHEDULE B
                           DESIGNATED PORTFOLIOS

1.	Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)